Exhibit 99.1

Boston Therapeutics Announces $8.4 Million Convertible Placement

in Conjunction with Nanomix Reverse Merger

EMERYVILLE, Calif., June 29, 2021 – Boston Therapeutics, Inc. (the “Company”) (OTCQB:BTHE) and merger partner Nanomix, Inc. (“Nanomix”), a leader in the development of mobile, affordable, point-of-care diagnostics, today announced that it has entered into a securities purchase agreement with accredited investors (the “Investors”) pursuant to which the Company issued senior secured convertible notes (the “Notes”) in an aggregate principal amount of approximately $8.4 million for an aggregate purchase price of approximately $7.9 million. The Notes include $2.1 million of notes exchanged with holders of outstanding promissory notes and accrued interest. The Notes each have a term of 24 months and mature on June 25, 2023, unless earlier converted or extended under certain conditions as set forth in the Notes (the “Maturity Date”). On the Maturity Date, the Company shall pay to the Investors an amount in cash representing 115% of all outstanding principal amount and any other amounts which may be due under the Notes. The Notes are convertible at any time, at the holder’s option, into shares of our common stock equal to $0.0119 per share, subject to adjustment. The Notes are senior to all current and future indebtedness of the Company and are secured by substantially all of the assets of the Company and its subsidiaries. The Company’s obligations under the Notes are guaranteed by its subsidiaries.

At any time from and after May 1, 2022, the Investors shall have the right, in their sole discretion, to require that the Company redeem all, or any portion, of the Note by delivering written notice thereof to the Company. The portion of this Note subject to redemption shall be redeemed by the Company in cash at a price equal to 115% of the amount of the Note to be redeemed. At any time after December 25, 2021, subject to certain equity conditions, if at any time the closing sale price of the Company’s common stock exceeds $0.0238 (as adjusted for stock splits, stock dividends, recapitalizations and similar events) for thirty (30) consecutive trading days, the Company shall have the right to redeem all, but not less than all without the prior written consent of the Investors, of the amount remaining under the Notes in cash at a price equal to 115% of the amount to be redeemed.

Investors were also issued warrants to purchase an aggregate of approximately 708.8 million shares of common stock (collectively, the “Warrants”). Each Warrant is exercisable for a period of five years from the date of issuance at an initial exercise price of $0.0119, subject to adjustment.

As part of the reverse merger with Nanomix, the Company will implement a reverse stock split of 173:1.

After taking into account an original issue discount and the exchange of outstanding promissory notes, the Company expects to receive approximately $5.8 million of net cash proceeds, which will be used to scale commercial operations and expand the use of its Nanomix eLab® technology platform for various testing applications and fund general corporate and working capital purposes.

The Merger

On June 4, 2021, Nanomix, Inc. completed a reverse merger transaction with the Company. Following the reverse merger, the Company intends to changed its name to Nanomix Holdings, Inc., and will continue the innovative business of of Nanomix. The name and ticker symbol will be changed to reflect the new name, subject to FINRA approval.

“We are excited to move forward under this new structure with Nanomix’s complete organization and assets — our incredibly dedicated team, our full board of directors, and our technology and product portfolio based on the eLab platform,” said David Ludvigson, president and chief executive officer of Nanomix. “This merger provides capital for the development of manufacturing capacity and commercial operations as we transition from a development-stage to a commercial-stage company. We are excited about the potential for our platform to address important unmet needs in healthcare that have been highlighted in the current COVID-19 pandemic, such as the need for rapid, easy-to-use, point-of-care tests for infection.”

Nanomix currently has a CE-marked product for the screening of critical infections, including sepsis, as well as COVID-19 antigen and Covid-19 antibody tests subject to Emergency Use Authorization by the US Food and Drug Administration and potential approvals in other markets.

More information about the financing and the merger is included in the 8-Ks filed with the SEC.

The securities issued in the merger and sold in the private placement were sold in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), and Regulation D promulgated thereunder and, along with the shares of common stock underlying the Note and the Warrant, have not been registered under the Act or applicable state securities laws. Accordingly, such securities and the shares of common stock underlying each of the Note and the Warrant may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities described herein in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Nanomix

Nanomix is the leader in the development of mobile point-of-care diagnostics, with a platform and assays that provide rapid, accurate, quantitative information for use in settings where time is critical to clinical decision-making and improved patient care. The company’s products are designed to broadly impact healthcare delivery by bringing diagnostics to the point of initial patient interaction, whether in the hospital or in pre-hospital, remote, or alternative settings, thereby enabling faster clinical decision-making and potentially treatment-in-place. Nanomix’s first assays address the critical needs for faster diagnosis of critical infections as well as the rapid identification of current and prior SARS-CoV-2 infection. The company is developing a deep pipeline of other tests designed to improve patient outcomes by making high-quality diagnostic information available within minutes. For more information, visit www.nano.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Forward looking statements include statements regarding the Company’s intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, the Company’s ongoing and planned product development; the Company’s intellectual property position; the Company’s ability to develop commercial functions; expectations regarding product launch and revenue; the Company’s results of operations, cash needs, spending, financial condition, liquidity, prospects, growth and strategies; the industry in which the Company operates; and the trends that may affect the industry or the Company. Forward-looking statements are not guarantees of future performance and actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, as well as those risks more fully discussed in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as well as discussions of potential risks, uncertainties, and other important factors in the Company’s subsequent filings with the Securities and Exchange Commission. All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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Media Contact:

Michele Parisi

mparisi@bioscribe.com

925-864-5028